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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS
FOREST OIL CORPORATION

We consent to the incorporation by reference in (i) the Registration Statements (Nos. 2-74151, 2-76946, 33-2748 and 33-59504) on Form S-8 of Forest Oil
Corporation--Retirement Savings Plan of Forest Oil Corporation, (ii) the Registration Statement (No. 33-48440) on Form S-8 of Forest Oil Corporation--1992 Stock Option Plan of Forest Oil Corporation, (iii) the Registration Statements (Nos. 33-47477 and 33-47478 on Forms S-2 and S-3 of Forest Oil Corporation of Common Stock issuable to Richard Dorn and resales thereof, (iv) the Registration Statement (No. 333-45839) on Form S-3 of Forest Oil Corporation of Common Stock issuable to LLOG Exploration Company and resales thereof, (v) the Registration Statement (No. 333-30973) on Form S-3 of Forest Oil Corporation of Common Stock issuable to Saxon Petroleum Inc. and resales thereof, (vi) the Registration Statement (No. 333-49376) of Forest Oil Corporation on Form S-4, (vii) the Registration Statement (No. 333-49376) of Forest Oil Corporation on Form S-8 of Forcenergy 1999 Stock Plan filed as Post Effective Amendment No. 1 to the Registration Statement of Forest Oil Corporation on Form S-4, and (viii) the Registration Statement (No. 333-35270) on Form S-3 of Forest Oil Corporation senior debt securities, subordinated debt securities, preferred stock, Common Stock or warrant securities issuable in one or more series, of our report dated February 12, 2001 relating to the consolidated balance sheets of Forest Oil Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Forest Oil Corporation.

                                          KPMG LLP

Denver, Colorado
March 12, 2001